EXHIBIT 99.1

EQUATOR Beverage Company Reports Record Breaking Q4 2023 Results

JERSEY CITY, NJ/ACCESSWIRE/ January 5, 2024 - EQUATOR Beverage Company (OTC: MOJO) reports its record-breaking results of operations for the quarter ended December 31, 2023.

Highlights include:

•	Q4 2023 Net Revenue was $508,213 up from $351,760 for the same period last year. This was a $156,453 increase or 44%.

•	Q4 2023 Gross Margin was $220,243, up from $127,431 for the same period last year. This was a $92,812 increase or 73%. 2023 Gross Margin Percentage was 43%, up from 36% for the same period last year.

•	Q4 2023 Taxable Income was $34,476, up from a Net Loss of $49,066 for the same period last year. This was a $83,542 increase or 170%.

During 2023 EQUATOR repurchased 401,269 shares of its common stock. Stock repurchased in 2022 was 830,342 shares with a two-year total of 1,231,611 shares.

It is expected that the Company will file its 10-K for the year ended December 31, 2023 on February 4, 2024 with the US Securities and Exchange Commission.

EQUATOR continues to seek opportunities to repurchase shares of its common stock that are restricted from sale or publicly traded. Please call EQUATOR at 929 264 7944 if you would like to sell your shares.

For additional information contact:

Glenn Simpson CEO

EQUATOR Beverage Company

917 574 1690

Symbol Ticker: MOJO

Website: www.equatorbeverage.com

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

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